Exhibit 10.6

CANCELLATION AND RELEASE AGREEMENT

CANCELLATION AND RELEASE AGREEMENT (the “Agreement”), dated as of January 6, 2017, by and between Presidential Realty Corporation, a Delaware corporation (the “Company”), and Nickolas W. Jekogian, III (“Releasor”), the Chairman, Chief Executive Officer and Director of the Company.

WHEREAS, on November 8, 2011, the Company entered into an employment agreement with Releasor, which was amended on January 8, 2014 (as amended, the “Employment Agreement”), pursuant to which, among things, Releasor was issued (i) a warrant (the “Warrant”) to purchase 1,700,000 shares of the Company’s Class B common stock and (ii) a transaction warrant (the “Transaction Warrant,” and together with the Warrant, the “Warrants”) to purchase shares of the Company’s Class B common stock to be issued to Releasor upon the closing of each acquisition transaction by the Company of cash or property (including capital commitments for the purchase of assets) based on a formula set forth in the Employment Agreement;

WHEREAS, on November 8, 2011, the Company entered into an option agreement (the “Option Agreement”) with Releasor, pursuant to which the Company granted to Releasor the right and option to purchase 370,000 shares of the Company’s Class B common stock at a price of $1.25 per share based on the occurrence of certain events as set forth in the Option Agreement (the “Option,” and together with the Warrants, the “Equity Awards”);

WHEREAS, on December 16, 2016, the Company and its newly formed operating partnership, Presidential Realty Operating Partnership LP, for which it acts as general partner, entered into the Interest Contribution Agreement (as the same may be amended, the “ICA”) with First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, Township Nine Owner, LLC, Capital Station Holdings, LLC, Capital Station Member, LLC, Capital Station 65 LLC and Avalon Jubilee LLC; and

WHEREAS, as a condition precedent to the closing of the transactions contemplated by the ICA, the Employment Agreement shall be terminated and the Equity Awards and all other obligations as to equity of the Company set forth in the Employment Agreement shall be cancelled pursuant to this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            Termination of Employment Agreement. The Employment Agreement is hereby terminated, effective as of the Avalon Closing, without any further or continuing liability on the part of the Company or any of its successors, assigns and affiliates. As a result of the termination of the Employment Agreement, all of Releasor’s rights to deferred compensation and to purchase equity of the Company thereunder shall be terminated and the Employment Agreement shall no longer be outstanding or in force or effect. For the avoidance of doubt, following the foregoing termination, Releasor shall continue as an employee of the Company in his capacity as Chairman and Chief Executive Officer of the Company, on a month-to-month basis and until such time as determined by the Company in its sole discretion.

2.            Termination of Option Agreement and Cancellation of the Option. The Option Agreement is hereby terminated, effective as of the Avalon Closing, without any further or continuing liability on the part of the Company or any of its successors, assigns and affiliates. Releasor hereby irrevocably surrenders and cancels the Option effective as of the Avalon Closing. As a result of the surrender and cancellation of the Option, the Option and all of Releasor’s rights to purchase equity of the Company thereunder shall be terminated and the Option shall no longer be outstanding or in force or effect.

3.            Cancellation of the Warrants. Releasor hereby irrevocably surrenders and cancels the Warrants effective as of the Avalon Closing. As a result of the surrender and cancellation of the Warrants, the Warrants and all of Releasor’s rights to purchase equity of the Company thereunder shall be terminated and the Warrants shall no longer be outstanding or in force or effect.

4.            Representations and Warranties of Releasor. Releasor hereby represents and warrants to the Company as follows:

a.           Title to Equity Awards. Releasor owns the Equity Awards free and clear of any and all liens, security interests, pledges, mortgages, charges, limitations, claims, restrictions, restrictive legends, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever.

b.           Power and Authority. Releasor has the requisite power, authority and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by Releasor in connection herewith have been duly and validly authorized, executed and delivered by Releasor and constitute the valid and binding obligations of Releasor, enforceable in accordance with their respective terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (ii) is subject to general principles of equity.

c.           Information. Releasor has had independent access to all information that Releasor deems necessary to make the decision to enter into this Agreement and to cancel the Equity Awards pursuant hereto, including regarding the business, affairs and financial condition of the Company and its affiliates and the ICA and its terms, and Releasor has made his own analysis and decision to enter into this Agreement, without reliance upon any advice of the Company or any of its representatives or affiliates. Accordingly, the Company and its respective representatives and affiliates shall not have any liability to Releasor with respect to any such knowledge or information held by any of them.

5.            Covenants of the Parties.

a.           Survival. All representations and warranties and covenants contained in this Agreement shall survive the Avalon Closing.

b.           Further Assurances. At any time or from time to time after the Avalon Closing, Releasor and the Company shall, at the reasonable request and expense of the other party (unless such request is occasioned by the breach of a representation, warranty or covenant of such party, in which case it shall be at the expense of such breaching party), execute and deliver any further instruments or documents and take all such further action in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

c.           No Other Representations or Warranties. Expressly as set forth in this Agreement, no party is making, or is relying on, any express or implied representations or warranties relating to any party or to the consummation of the transactions contemplated hereby.

2

d.           Release. Notwithstanding anything set forth herein to the contrary, effective as of the Closing Time, in consideration of the mutual covenants and agreements contained herein, Releasor hereby irrevocably releases and forever discharges the Company and each of its affiliates and subsidiaries and its individual, joint or mutual, past, present and future directors, officers, managers, members, owners, employees, representatives, agents, successors, assigns, heirs, executors and administrators (collectively, the “Released Persons”) of and from all manner of demands, claims, suits, actions, litigation, arbitrations, proceedings, causes and causes of action, reckonings, controversies, omissions, promises, trespasses, debts, liabilities, obligations, losses, damages, orders, writs, injunctions, citations, awards and judgments whatsoever, in law or in equity which Releasor ever had, now has or hereafter can, shall or may have, against the Released Persons, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, for, upon or by reason of any matter, thing or cause whatsoever, from the beginning of the world to the Avalon Closing (i) based upon, related to or arising from Releasor’s ownership of the Option, the Warrants or any other other obligations as to equity of the Company set forth in the Employment Agreement, and (ii) in connection with the termination of the Employment Agreement, Option Agreement or any right to the payment of any amount thereunder; provided, however, that nothing contained herein shall (x) extend to any proceeding to enforce the terms of, or any breach of, this Agreement, the other documents and instruments delivered hereunder or any of the provisions set forth herein or therein, or (y) operate to release any obligation of the Company to defend, indemnify or hold harmless Releasor arising out of or relating to Releasor’s service as an employee, officer, director or manager of the Company provided in any contract or agreement with the Company, any insurance policy of the Company or the formation or organizational documents of the Company.

6.            Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail, with postage prepaid, (iii) sent by next-day or overnight mail or delivery or (iv) sent via e-mail transmission, to the address set forth on the signature page hereto or, in each case, at such other address as may be specified in writing to the other party hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery, on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered and (iv) if by e-mail transmission, on the next day following the day on which such e-mail was sent, provided that an error message has not been received for such transmission and a copy is also sent by certified or registered mail.

7.            Controlling Law. This Agreement is made under, and shall be construed and enforced in accordance with, the substantive laws (without giving effect to principals of conflicts of law) of the State of New York, applicable to agreements made and to be performed solely therein.

8.            Jurisdiction and Process. In any action between or among any of the parties hereto, whether arising out of this Agreement, any of the agreements contemplated hereby or otherwise, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located the City of New York, State of New York.

9.            WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3

10.           Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent delivered by means of a facsimile machine, electronic mail or other electronic means readily available to each of the parties hereto (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

11.           Third Party Beneficiaries. In addition to the parties hereto and their respective successors and permitted assigns, the Released Persons are express third party beneficiaries of the terms and conditions hereof and have third party beneficiary rights hereunder.

12.           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.           Amendment; Modification. This Agreement may not be amended or modified, except in a writing signed by each party to this Agreement against whose interest such change shall operate.

14.           Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by the parties hereto with respect to the subject matter hereof.

15.           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16.           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement and the rights and obligations of Releasor hereunder shall not be assigned or delegated.

17.           Knowledgeable Person. Releasor acknowledges that he has read and understands the provisions of this Agreement and has had an opportunity to consult with legal counsel of his choosing.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

Presidential Realty Corporation

By:	/s/ Alexander Ludwig
Name:	Alexander Ludwig
Title:	President

Address:	1430 Broadway, Suite 503
New York, New York 10018

/s/ Nickolas W. Jekogian, III
Nickolas W. Jekogian, III, individually

Address:	1430 Broadway, Suite 503
New York, New York 10018